Exhibit 10.9

PROMISSORY NOTE

US $3,200,000.00	August 30, 2024

FOR VALUE RECEIVED, the undersigned, Currenc Group Inc., an exempted company limited by shares incorporated under the Laws of the Cayman Islands (the “Borrower”), hereby promises to pay, subject to the terms and conditions set forth herein, to Greenberg Traurig, LLP (the “Lender”), the sum of US $3,200,000.00 (the “Loan”). This promissory note (the “Note”) has been issued to the Lender as evidence of amounts owing pursuant to services rendered by the Lender in connection with the transactions contemplated under that certain Business Combination Agreement, dated August 3, 2022, among INFINT Acquisition Corp., Seamless Group Inc. and FINTECH Merger Sub Corp.

1.	Payment.

Subject to the terms and conditions set forth herein, the Loan shall be due and payable in 10 equal monthly installments of $320,000 with the (i) first payment commencing on October 30, 2024 and the remaining payments continuing regularly and monthly thereafter on the 30th day of each such month (unless the 30th is not on a business day in which case the payment shall be made on the first business day prior to the 30th day of such month) and (ii) last payment being made on July 30, 2025; provided, that, if Borrower closes an equity or debt financing of at least $10,000,000 prior to the Maturity Date, the full amount outstanding under the Loan will be paid by the Lender on the closing date of such financing.

Notwithstanding anything else herein, the Borrower shall be entitled to repay the sum owing hereunder, in full or in part, at any time without notice, bonus or penalty unless earlier accelerated upon the occurrence of an Event of Default (as defined below).

2.	Representations and Warranties.

Borrower hereby represents and warrants to the Lender on the date hereof as follows: (a) Borrower is an exempted company duly incorporated, validly existing, and in good standing under the laws of the Cayman Islands; (b) Borrower has the requisite power and authority, and the legal right, to execute and deliver this Note, and to perform its obligations hereunder; (c) the execution and delivery of this Note by Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws; Borrower has duly executed and delivered this Note; (d) no consent or authorization of, filing with, notice to, or other act by, or in respect of, any governmental authority or any other person or entity is required in order for Borrower to execute, deliver, or perform any of its obligations under this Note; (e) the execution and delivery of this Note and the consummation by Borrower of the transactions contemplated hereby do not and will not (i) violate any law applicable to Borrower or by which any of its properties or assets may be bound or (ii) constitute a default under any agreement or contract by which Borrower may be bound; (f) this Note is a valid, legal, and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms; and (g) no action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or governmental authority is pending or, to the knowledge of Borrower, threatened by or against Borrower or any of its property or assets (i) with respect to this Note or any of the transactions contemplated hereby or (ii) that could reasonably be expected to materially adversely affect Borrower’s financial condition or the ability of Borrower to perform its obligations under this Note.

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3.	Surrender of Note.

After the Loan has been fully satisfied, including the principal amount of the Note together with all accrued interest, the Lender agrees to surrender this Note to Borrower for cancellation thereof.

4.	Events of Default.

The following constitute an event of default hereunder (each, an “Event of Default”):

(i)	Failure to Make Required Payments. Failure by Borrower to make any payment within one (1) business day of the specified due date or to pay the full amount of the Loan, including the remaining unpaid amount of the Note, by the Maturity Date.

(ii)	Failure to Comply. Failure of the Borrower to comply with any of the conditions or agreements set forth in this Note.

(iii)	Breach of Representation or Warranty. Any representation or warranty made by Borrower hereunder is incorrect in any material respect when made.

(iv)	Voluntary Bankruptcy, etc. The commencement by Borrower of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Borrower generally to pay its debts as such debts become due, or the taking of corporate action by Borrower in furtherance of any of the foregoing.

(v)	Involuntary Bankruptcy, etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.	Remedies.

(i)	Upon the occurrence of an Event of Default, the Loan shall accrue interest in cash (in U.S. dollars) on the unpaid principal amount thereof from time to time outstanding at fifteen percent (15%) per annum until the Loan is repaid in full, including the principal amount of the Note together with all accrued interest. Each computation by the Lender of interest hereunder shall be prima facie evidence of the amount at issue.

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(ii)	Upon the occurrence of an Event of Default, the unpaid principal amount and unpaid accrued interest of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Lender. Additionally, Borrower shall reimburse Lender for all costs and expenses associated with its collection efforts, including, without limitation, its reasonable attorneys’ fees.

6.	Waivers.

Borrower and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note, and all benefits that might accrue to Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Borrower agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Lender.

7.	Unconditional Liability.

Borrower hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and agrees that additional borrowers, endorsers, guarantors, or sureties may become parties hereto without notice to Borrower or affecting Borrower’s liability hereunder.

BORROWER AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL AND, FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, BORROWER HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

FURTHER, BORROWER WAIVES (I) ANY NOTICE OR HEARING PRIOR TO THE TAKING POSSESSION OR CONTROL BY LENDER OF ANY COLLATERAL GIVEN BY THE UNDERSIGNED, (II) THE POSTING OF ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF ITS RIGHTS OR REMEDIES, INCLUDING THE ISSUANCE OF AN IMMEDIATE WRIT OF POSSESSION, AND (III) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION OF LAWS.

THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

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8.	Governing Law.

The validity and construction of this Note shall be governed by the laws of the State of New York (without reference to its conflicts of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

9.	Waiver and Modifications.

This Note may not be waived, changed, modified or discharged except by an agreement in writing signed by the Lender and the Borrower. This Note shall be binding upon the Borrower and their executor and assigns and shall inure to the benefit of and be enforceable by the Lender and their executors and assigns.

10.	Notices.

All notices hereunder to the Borrower or the Lender shall be given in the manner specified from time to time by the parties. The Borrower hereby waives presentment for payment, notice of non-payment, protest and notice of protest of this Note and diligence in collection or bringing suit.

11.	Assignments, etc.

The rights and obligations of the Borrower and the Lender hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise), provided that this Note may not be offered for sale, pledged, hypothecated, or otherwise encumbered, transferred or disposed of by the Lender without the prior written consent of the Borrower, and may not be assigned, transferred or negotiated by the Borrower to any person without the prior written consent of the Lender.

12.	Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

13.	Counterparts.

This Note may be executed in multiple counterparts and delivered by facsimile or other means of electronic communication, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF this Note has been executed and delivered by the Borrower as of the date first written above.

BORROWER:

CURRENC GROUP INC.

By:	/s/ Ronnie Hui
Name:	Ronnie Hui
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED to by the Lender as of the date first written above.

GREENBERG TRAURIG LLP

By:	/s/ Alan Annex
Name:	Alan Annex
Title:	Shareholder

[Signature Page to Promissory Note]